EXHIBIT 32.1

              CERTIFICATES OF CHIEF EXECUTIVE OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003 (18 U.S.C. 1350)

     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Executive Officer of Century Pacific Financial Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2003 (the "Report"):

     1.   Fully  complies  with  the   requirements  of  Section  13(a)  of  the
          Securities Exchange Act of 1934: and

     2. That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ David Hadley
--------------------------------
David Hadley
Chief Executive Officer
February 20, 2004